UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 975-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0013 per share	PGNX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on February 20, 2020, Progenics Pharmaceuticals, Inc. (“Progenics”) entered into an Amended and Restated Agreement and Plan of Merger with Lantheus Holdings, Inc. (“Lantheus Holdings”) and Plato Merger Sub, Inc., a wholly owned subsidiary of Lantheus Holdings (“Merger Sub”), pursuant to which Merger Sub will merge with and into Progenics, with Progenics surviving as a wholly owned subsidiary of Lantheus Holdings (the “Merger”). In connection with the Merger, Progenics filed a definitive proxy statement, dated March 19, 2020, and a supplement to the definitive proxy statement, dated May 14, 2020 (as supplemented, the “Proxy Statement”), with the Securities and Exchange Commission (the “SEC”), relating to the special meeting of its stockholders to be held on June 16, 2020 to vote on matters related to the Merger.

As of the date of this Current Report on Form 8-K, ten securities lawsuits—six putative class actions and four individual actions—have been filed against Progenics and the board of directors of Progenics (the “Progenics Board”) alleging inadequate disclosure by Progenics relating to the Merger, three of which also name Lantheus Holdings and Merger Sub as defendants. Five of ten lawsuits were voluntarily dismissed without prejudice by plaintiffs, with no settlements from, or other agreed obligations by, the respective defendants thereunder.

On November 22, 2019, a purported stockholder filed a putative class action complaint in the United States District Court for the District of Delaware, captioned Johnson v. Progenics Pharmaceuticals, Inc., et al., Civil Action No. 1:19-cv-02183 (the “Johnson Action”), against Progenics and members of the Progenics Board. On March 5, 2020, the Johnson Action was voluntarily dismissed without prejudice. On November 25, 2019, a second purported stockholder filed a putative class action complaint in the United States District Court for the District of Delaware, captioned Thompson v. Progenics Pharmaceuticals, Inc., et al., Civil Action No. 1:19-cv-02194, against Progenics, certain members of the Progenics Board, Lantheus Holdings, and Merger Sub. On March 10, 2020, the Thompson Action was voluntarily dismissed without prejudice. On November 26, 2019, a third purported stockholder filed a complaint in the United States District Court for the Southern District of New York, captioned Wang v. Progenics Pharmaceuticals, Inc., et al., Civil Action No. 1:19-cv-10936 (the “Wang Action”), against Progenics and members of the Progenics Board. On June 1, 2020, the Wang Action was voluntarily dismissed without prejudice. On December 9, 2019, a fourth purported stockholder filed a putative class action complaint in the United States District Court for the District of New Jersey, captioned Michael A. Bernstein IRA v. Progenics Pharmaceuticals, Inc. et al., Civil Action No. 2:19-cv-21200 (the “Bernstein IRA Action”), against Progenics, members of the Progenics Board, Lantheus Holdings, and Merger Sub. On April 21, 2020, an amended complaint was filed in the Bernstein IRA Action, and on May 6, 2020, the Bernstein IRA Action was transferred to the United States District Court for the Southern District of New York under Civil Action No. 1:20-cv-03521. On December 12, 2019, a fifth purported stockholder filed a putative class action complaint in the United States District Court for the District of Delaware, captioned Pill v. Progenics Pharmaceuticals, Inc., et al., Civil Action No. 1:19-cv-02268, against Progenics and members of the Progenics Board. The purported stockholder voluntarily dismissed this action without prejudice and the court closed the case on March 10, 2020. On December 20, 2019, a sixth purported stockholder filed a complaint in the United States District Court for the Southern District of New York, captioned Hess v. Progenics Pharmaceuticals, Inc., et al., Civil Action No. 1:19-cv-11683 (the “Hess Action”), against Progenics, Progenics’ Chief Executive Officer and Chief Financial Officer, and members of the Progenics Board. On April 8, 2020, an amended complaint was filed in the Hess Action. On June 4, 2020, the Hess Action was voluntarily dismissed without prejudice. On April 2, 2020, a seventh purported stockholder filed a putative class action complaint in the United States District Court for the Southern District of New York, captioned Goldstone v. Progenics Pharmaceuticals, Inc. et al., Civil Action No. 1:20-cv-02750 (the “Goldstone Action”), against Progenics, members of the Progenics Board, Lantheus Holdings, and Merger Sub. On April 6, 2020, the purported stockholder in the Johnson Action filed a new putative class action complaint in the United States District Court for the Southern District of New York, captioned Johnson v. Progenics Pharmaceuticals, et al., Civil Action No. 1:20-cv-02847 (the “Johnson S.D.N.Y. Action”), against Progenics and members of the Progenics Board. On April 8, 2020, an eighth purported stockholder filed a complaint in the United States District Court for the Southern District of New York, captioned Krueger v. Progenics Pharmaceuticals Inc., et al., Civil Action No. 1:20-cv-02913 (the “Krueger Action”), against Progenics and members of the Progenics Board. On June 3, 2020, a ninth purported stockholder filed a complaint in the United States District Court for the Southern District of New York, captioned Sigrist v. Progenics Pharmaceuticals, et al., Civil Action No. 1:20-cv-04238 (the “Sigrist Action”), against Progenics and members of the Progenics Board.

The complaints in the Bernstein IRA, Goldstone, Johnson S.D.N.Y., Krueger and Sigrist Actions (collectively, the “Merger Litigation”) allege, among other things, that Progenics and the members of the Progenics Board violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 17 C.F.R. § 244.100 and Rule 14a-9 promulgated under the Exchange Act, by misstating or omitting certain allegedly material information in the registration statement filed with the SEC on November 12, 2019, the amended registration statement filed with the SEC on March 16, 2020 and/or the Schedule 14A proxy statement filed with the SEC on March 19, 2020 related to the Merger. The Bernstein IRA Action also alleges that Lantheus Holdings and Merger Sub violated Sections 14(a) and 20(a) of the Exchange

Act. The Goldstone Action further alleges that the members of the Progenics Board breached their fiduciary duties of care, loyalty, and good faith to the stockholders of Progenics related to the Merger, that Progenics, Lantheus Holdings and Merger Sub aided and abetted such breaches of fiduciary duty and that Lantheus Holdings and Merger Sub violated Section 14(a) of the Exchange Act. The complaints seek, among other things, injunctive relief preventing the consummation of the Merger, damages in the event of consummation of the Merger, declaratory relief related to disclosures in the registration statement, and certain fees and expenses.

The parties to the Merger Litigation subsequently engaged in arm’s-length negotiations to attempt to resolve the claims asserted in the Merger Litigation, and reached an agreement whereby the Company would file on this Current Report on Form 8-K certain supplemental disclosures regarding the Merger. Progenics believes that the Merger Litigation is without merit and that no supplemental disclosure is required under applicable law. However, in order to avoid the risk of such actions delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Progenics has determined to voluntarily supplement certain disclosures in the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”).

Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Progenics specifically denies all allegations in the complaints described above that any additional disclosure was or is required or material.

Supplemental Disclosures In Connection with the Merger Litigation

In connection with the settlement of the Merger Litigation, Progenics has agreed to make these supplemental disclosures to the Proxy Statement. The Supplemental Disclosures should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. To the extent that information set forth in the Supplemental Disclosures differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the applicable information contained in the Proxy Statement. All page references to the Proxy Statement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement.

1.

The section of the Proxy Statement entitled “Lantheus Holdings Proposal I: Approval of the Stock Issuance and Progenics Proposal I: Adoption of the Merger Agreement—Background of the Merger and Certain Other Developments” is hereby supplemented as follows:

A.	The disclosure in the second full paragraph on page 96 is hereby amended and restated as follows (with the new text in underline):

On April 26, 2019, the Progenics Board held a special meeting. Also present was Mr. Fabbio. Mr. Crowley provided an update regarding recent activities with Velan. Mr. Crowley also discussed the potential engagement of Jefferies LLC, which is referred to in this joint proxy statement/prospectus as Jefferies, relating to the activities of Velan and the Progenics Board’s review and consideration of potential strategic transactions, including a potential strategic transaction with Lantheus Holdings or Party A. Following discussion and to assist the Progenics Board as it relates to the Velan matter and the consideration of potential strategic transactions, the Progenics Board approved the engagement of Jefferies on substantially the same terms as were provided to the Progenics Board. Pursuant to the terms of Jefferies’ engagement and based on the revised terms of the merger that were subsequently agreed to in February 2020, Progenics has agreed to pay Jefferies for its financial advisory services in connection with the merger a fee in the amount of approximately $7.4 million, excluding certain additional amounts described below that may be payable to Jefferies based on the aggregate consideration paid to Progenics stockholders in the merger, including payments under the CVRs. As of the date of this joint proxy statement/prospectus, approximately $5.1 million remains payable to Jefferies contingent upon completion of the merger. Jefferies’ fee will also include 1.5% of any amounts paid to Progenics stockholders under the CVRs, which portion of Jefferies’ fee will be paid if and when such amounts are paid in respect of the CVRs. Notwithstanding the foregoing, if the aggregate consideration ultimately paid to Progenics stockholders in the merger, including payments under the CVRs, is (i) at least $8.25 and less than or equal to $9.25 per share of Progenics common stock, Jefferies’ fee will be increased by approximately $1.1 million and 2.5% of any such amount in excess of $8.25 per share of Progenics common stock; (ii) greater than $9.25 and less than or equal to $10.25 per share of Progenics common stock, Jefferies’ fee will be increased by an additional amount equal to 3.5% of any such amount in excess of $9.25 per share of Progenics common stock; and (iii) greater than $10.25 per share of Progenics common stock, Jefferies’ fee will be increased by an additional amount equal to 4.5% of any such amount in excess of $10.25 per share of Progenics common stock.

B.	The disclosure in the last full paragraph beginning on page 99 is hereby amended and restated as follows (with the new text in underline):

Between June 30, 2019 and July 8, 2019, representatives of Jefferies, at the Progenics Board’s instruction, contacted representatives of five potential strategic acquirers regarding potentially acquiring Progenics (none of which were Party A or Party B). By July 17, 2019, all such potential strategic acquirers had declined to pursue the opportunity to bid to acquire Progenics, except that one potential strategic acquirer expressed interest in potentially acquiring a specific development program of Progenics. None of those potential strategic acquirers (nor any other potential strategic acquirers other than Party A and Lantheus Holdings) entered into a confidentiality agreement with Progenics.”

C.	The disclosure in the eighth full paragraph on page 118 is hereby amended and restated as follows (with the new text in underline):

Commencing on November 19, 2019, the Progenics Board began interviewing financial advisors and Progenics, on the recommendation of the Progenics Board, eventually retained BofA Securities as a financial advisor to Progenics. The reconstituted Progenics Board believed that it was appropriate to engage a new financial advisor at this point in time to assist the Board in its independent assessment of the value of Progenics, the prospects for seeking additional value from Lantheus Holdings and, in that event, assisting Progenics in negotiations with Lantheus Holdings. The Company selected BofA Securities to act as its financial advisor in connection with the merger on the basis of BofA Securities’ experience in transactions similar to the merger, its reputation in the investment community and its familiarity with the Company and its business.

D.	The disclosure in the third full paragraph on page 119 is hereby amended and restated as follows (with the new text in underline):

Between December 9, 2019 and December 20, 2019, the Progenics Board held four meetings to discuss, among other things, the progress of Korn Ferry’s search for a Chief Executive Officer, the business of Progenics, the Progenics Board’s fiduciary duties with respect to the merger, communications with stockholders and employees, the engagement and work of BofA Securities, pre-merger integration planning, corporate governance matters and communications with Lantheus Holdings. The Progenics Board did not conduct another market check because such action was not permitted under the no-solicitation provision of the original merger agreement with Lantheus Holdings (which provision the Progenics Board agreed to following the thorough market check conducted by Jefferies throughout June and July 2019, which did not result in any potential strategic acquirers other than Lantheus). Also, after the announcement of the transaction when Progenics could respond to an unsolicited proposal under certain circumstances, no other potential acquirer approached Progenics.

2.

The section of the Proxy Statement entitled “Lantheus Holdings Proposal I: Approval of the Stock Issuance and Progenics Proposal I: Adoption of the Merger Agreement—Opinion of Lantheus Holdings’ Financial Advisor” is hereby supplemented as follows:

A.

The disclosure in the third full paragraph on page 144 under the heading “Lantheus Holdings Stand-Alone Valuation Analyses—Discounted Cash Flow Analysis” is hereby amended and restated as follows (with the new text in underline and the stricken language removed):

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. SVB Leerink performed a discounted cash flow analysis to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Lantheus Holdings was forecasted to generate from December 31, 2019 through fiscal year 2023, which unlevered, after-tax free cash flows were derived from the Lantheus Management Forecasts. SVB Leerink calculated terminal values for Lantheus Holdings by applying perpetuity growth rates of between 0.0% to 1.0%, which SVB Leerink based on its experience and professional judgment, given the nature of Lantheus Holdings and its business and the industries in which it operates, to estimated 2023 unlevered, after-tax free cash flows. The cash flows and terminal values were then discounted to present value as of December 31, 2019 using discount rates ranging from 8.0% to 10.0%. This range of discount rates was derived from a ~~based on SVB Leerink’s analysis of Lantheus Holdings’~~ weighted average cost of capital calculation for Lantheus Holdings, which SVB Leerink performed utilizing the capital asset pricing model with inputs that SVB Leerink determined were relevant based on publicly available data and SVB Leerink’s professional judgment, including estimated after-tax cost of debt, ~~derived from analyzing the cost of capital for Lantheus Holdings’ comparable companies and taking into account certain metrics including the comparable companies’~~ levered and unlevered betas for certain companies deemed by SVB Leerink to be comparable to Lantheus Holdings, ~~a historical~~ and the equity market risk premium~~, size premia~~ and yields for U.S. treasury notes (which inputs SVB

Leerink determined based on publicly available data and SVB Leerink’s professional judgment). In performing its discounted cash flow analysis, SVB Leerink adjusted for (i) cash balances, including cash and cash equivalents, estimated by Lantheus Holdings management to equal approximately $93.0 million as of December 31, 2019, (ii) term loans, estimated by Lantheus Holdings management to equal approximately $195.0 million as of December 31, 2019, and (iii) the estimated cash flow impact of Lantheus Holdings’ available net operating loss carryforwards and other tax attributes.

B.

The disclosure in the fifth full paragraph on page 146 under the heading “Progenics Stand-Alone Valuation Analysis—Sum-of-the-Parts Discounted Cash Flow Analysis” is hereby amended and restated as follows (with the new text in underline and the stricken language removed):

SVB Leerink calculated terminal values for the foregoing items by applying perpetuity growth rates of between (10.0%) to 0.0%, which SVB Leerink estimated based on its professional judgment and experience, given the nature of Progenics and its business, the industries in which it operates, and the risk of generic entry, to 2036 projected revenue, except that no terminal value was ascribed to RELISTOR or PyL. The cash flows and terminal values were then discounted to present value as of December 31, 2019 using discount rates ranging from 10.0% to 12.0%. This range of discount rates was derived from a ~~based on SVB Leerink’s analysis of Progenics’~~ weighted average cost of capital calculation for Progenics, which SVB Leerink performed utilizing the capital asset pricing model with inputs that SVB Leerink determined were relevant based on publicly available data and SVB Leerink’s professional judgment, including estimated after-tax cost of debt, ~~derived from analyzing the cost of capital for Progenics’ comparable companies and taking into account certain metrics including the comparable companies’~~ levered and unlevered betas for certain companies deemed by SVB Leerink to be comparable to Progenics, ~~a historical~~ and the equity market risk premium~~, size premia~~ and yields for U.S. treasury notes (which inputs SVB Leerink determined based on publicly available data and SVB Leerink’s professional judgment). From the foregoing analyses, SVB Leerink derived a range of illustrative equity values for each product candidate and for Progenics’ share of partnership revenues, and a range of negative illustrative present values for Progenics’ unallocated corporate costs. In performing its sum-of-the-parts discounted cash flow analysis, SVB Leerink adjusted for (i) cash balances, including cash and cash equivalents, estimated by Progenics management to equal approximately $42 million as of December 31, 2019, (ii) royalty loans, estimated by Progenics management to equal approximately $39 million as of December 31, 2019, and (iii) the estimated cash flow impact of Progenics’ available net operating loss carryforwards and other tax attributes.

3.

The section of the Proxy Statement entitled “Lantheus Holdings Proposal I: Approval of the Stock Issuance and Progenics Proposal I: Adoption of the Merger Agreement—Opinion of Progenics’ Financial Advisor” is hereby supplemented as follows:

A.

The first full paragraph and the list immediately following the first full paragraph under the heading “Summary of Material Financial Analyses of Progenics—Selected Publicly Traded Companies Analysis” on page 151 is hereby amended and restated as follows (with the new text in underline and the stricken language removed):

In performing a selected publicly traded companies analysis of Progenics, BofA Securities reviewed publicly available financial and stock market information for Progenics and ~~the following~~ eleven publicly traded companies in the pharmaceuticals industry. The selected publicly traded companies and their respective calendar year 2021 and calendar year 2022 observed revenue multiples were as follows:

Progenics Selected Companies	EV / 2021E Revenue	EV / 2022E Revenue
Agios Pharmaceuticals, Inc.	8.06x	6.20x
Amicus Therapeutics, Inc.	7.62x	5.16x
Clovis Oncology, Inc.	3.10x	2.26x
Corcept Therapeutics Incorporated	3.74x	4.07x
Insmed Incorporated	7.61x	4.22x
Karyopharm Therapeutics Inc.	4.12x	3.08x
Lexicon Pharmaceuticals, Inc.	1.54x	1.44x
PTC Inc.	3.58x	3.14x
Rigel Pharmaceuticals, Inc.	2.06x	1.44x
Stemline Therapeutics, Inc.	1.28x	0.87x
Y-mAbs Therapeutics, Inc.	8.15x	5.78x

B.

The disclosure in the third full paragraph on page 152 under the heading “Summary of Material Financial Analyses of Progenics—Selected Publicly Traded Companies Analysis” is hereby amended and restated as follows (with the new text in underline):

The overall low to high calendar year 2021 and calendar year 2022 revenue multiples observed for the Progenics selected companies were 1.28x to 8.15x (with a median of 3.74x) and 0.87x to 6.20x (with a median of 3.14x), respectively.

C.

The disclosure in the sixth full paragraph on page 152 under the heading “Summary of Material Financial Analyses of Progenics—Discounted Cash Flow Analysis” is hereby amended and restated as follows (with the new text in underline):

BofA Securities performed a discounted cash flow analysis of Progenics by calculating the estimated present value as of December 31, 2019 of the stand-alone, unlevered, after-tax free cash flows that Progenics was forecasted to generate, based on the Progenics financial projections, during the fiscal year ending December 31, 2020 through the fiscal year ending December 31, 2033. BofA Securities calculated terminal values for Progenics by applying to Progenics’ stand-alone, unlevered, after-tax normalized free cash flows of $20 million in the terminal year a selected range of perpetuity growth rates of (10.0%) to 0.0%, which range was based on input from Progenics management. The cash flows and terminal values were discounted to present value as of December 31, 2019 using a selected range of discount rates of 10.50% to 14.00%, which was based on an estimate of Progenics’ weighted average cost of capital. Progenics’ implied equity value was calculated (based on information provided by the management of Progenics) by reducing the Progenics’ implied enterprise value by the Progenics’ net debt as of December 31, 2019 (based on cash and cash equivalents of $42 million and royalty loans of $39 million as provided by Progenics management). BofA Securities also calculated the estimated present value (as of December 31, 2019) of the NOLs that Progenics management forecasted would be utilized during calendar years 2019 through 2033 (with and without change of control limitations on Progenics NOL carryforwards per section 382 of the Internal Revenue Code). The NOLs were then discounted to present value as of December 31, 2019 using a discount rate range of 10.50% to 14.00%. This analysis indicated an approximate implied per share equity value reference range for the Progenics common stock ranging from $7.01 to $9.15 without change of control limitations on Progenics NOL carryforwards and $6.55 to $8.65 with change of control limitations on Progenics NOL carryforwards (calculated based on 86.8 million shares of Progenics common stock and 5.7 million Progenics options outstanding (using the treasury stock method with a weighted average strike price of $6.26) as provided by Progenics management as of February 14, 2020).

D.

The first full paragraph and the list immediately following the first full paragraph under the heading “Summary of Material Financial Analyses of Lantheus Holdings—Selected Publicly Traded Companies Analysis” on page 153 is hereby amended and restated as follows (with the new text in underline and the stricken language removed):

In performing a selected publicly traded companies analysis of Lantheus Holdings, BofA Securities reviewed publicly available financial and stock market information for Lantheus Holdings and ~~the following~~ eight publicly traded companies in the pharmaceuticals industry. The selected publicly traded companies and their respective calendar year 2021 and calendar year 2022 observed revenue multiples were as follows:

Lantheus Holdings Selected Companies	EV / 2021E Revenue	EV / 2022E Revenue
Eagle Pharmaceuticals, Inc.	2.98x	2.58x
Eckert & Ziegler Strahlen- und Medizintechnik AG	4.16x	NA
Emergent BioSolutions Inc.	3.16x	3.01x
Flexion Therapeutics, Inc.	3.44x	2.37x
Guerbet SA	0.80x	NA
Pacira Biosciences, Inc.	3.99x	3.62x
Supernus Pharmaceutics, Inc.	1.77x	1.52x
Vanda Pharmaceutics, Inc.	1.38x	1.22x

E.

The disclosure in the fourth full paragraph on page 153 under the heading “Summary of Material Financial Analyses of Lantheus Holdings—Selected Publicly Traded Companies Analysis” is hereby amended and restated as follows (with the new text in underline):

The overall low to high calendar year 2021 and calendar year 2022 revenue multiples observed for the Lantheus Holdings selected companies were 0.80x to 4.16x (with a median of 3.07x) and 1.22x to 3.62x (with a median of 2.47x), respectively.

F.

The disclosure in the first full paragraph on page 154 under the heading “Summary of Material Financial Analyses of Lantheus Holdings—Discounted Cash Flow Analysis” is hereby amended and restated as follows (with the new text in underline):

BofA Securities performed a discounted cash flow analysis of Lantheus Holdings by calculating the estimated present value as of December 31, 2019 of the stand-alone, unlevered, after-tax free cash flows that Lantheus Holdings was forecasted to generate, based on the Progenics management Lantheus financial projections, during the fiscal year ending December 31, 2020 through the fiscal year ending December 31, 2024. BofA Securities calculated terminal values for Lantheus Holdings by applying to Lantheus Holdings’ stand-alone, unlevered, after-tax normalized free cash flows in the terminal year, a selected range of perpetuity growth rates of 1.25% to 2.25%, which range was based on input from Progenics management. The cash flows and terminal values were discounted to present value as of December 31, 2019 using a selected range of discount rates of 7.75% to 10.00%, which was based on an estimate of Lantheus Holdings’ weighted average cost of capital. Lantheus Holdings’ implied equity value was calculated (based on information provided by the management of Progenics) by reducing Lantheus Holdings’ implied enterprise value by Lantheus Holdings’ net debt as of December 31, 2019 (based on cash and cash equivalents of $93 million and debt of $195 million as provided by Progenics management). BofA Securities also calculated the estimated present value (as of December 31, 2019) of the NOLs that Progenics management forecasted would be utilized during calendar years 2019 through 2024, using a discount rate range of 5.00% to 7.00%. This analysis indicated an approximate implied per share equity value reference range for the Lantheus Holdings common stock, ranging from $23.31 to $37.30 (calculated assuming 39.3 million shares of Lantheus Holdings common stock, 1.1 million Lantheus Holdings restricted stock awards and restricted stock units, and 0.3 million Lantheus Holdings options (using the treasury stock method with a weighted average strike price of $17.44) as provided by Progenics management as of February 14, 2020).

Important Information For Investors And Stockholders

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the proposed transaction, Lantheus filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 on November 12, 2019, as amended by Amendment No. 1 to that registration statement filed with the SEC on March 16, 2020, that includes a joint proxy statement of Progenics and Lantheus that also constitutes a preliminary prospectus of Lantheus. The registration statement was declared effective by the SEC on March 18, 2020, and Progenics and Lantheus commenced mailing the joint proxy statement/prospectus to stockholders of Progenics and Lantheus on or about March 19, 2020. Progenics and Lantheus also filed a supplement to the joint proxy statement/prospectus on May 14, 2020, which was mailed on or about May 14, 2020. INVESTORS AND SECURITY HOLDERS OF PROGENICS AND LANTHEUS ARE STRONGLY ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, THE SUPPLEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the registration statement, the joint proxy statement/prospectus, the supplement and other documents filed with the SEC by Progenics or Lantheus through the website maintained by the SEC at https://www.sec.gov.

Copies of the documents filed with the SEC by Progenics will also be available free of charge on Progenics’ internet website at https://www.progenics.com/ or by contacting Progenics’ Investor Relations Department by email at mdowns@progenics.com or by phone at (646) 975-2533. Copies of the documents filed with the SEC by Lantheus will also be available free of charge on Lantheus’ website at https://www.lantheus.com/ or by contacting Lantheus’ Investor Relations Department by email at ir@lantheus.com or by phone at (978) 671-8001.

Certain Information Regarding Participants

Progenics, Lantheus and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Progenics is set forth in its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on March 13, 2020. Other information regarding the participants of Progenics in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained or will be contained in the joint proxy statement/prospectus, the supplement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Information about the directors and executive officers of Lantheus is set forth in its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 25, 2020, and its definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 12, 2020. Other information regarding the participants of Lantheus in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained or will be contained in the joint proxy statement/prospectus, the supplement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at https://www.sec.gov and from Investor Relations at Progenics or Lantheus as described above.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations that are subject to various risks and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “target,” “contemplate,” “estimate,” “predict,” “potential,” “opportunity,” “creates” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including the expected timing of the closing of the merger; the ability of the parties to complete the merger considering the various closing conditions; the expected benefits of the merger, such as efficiencies, cost savings, synergies, revenue growth, creating shareholder value, growth potential, market profile, enhanced competitive position, and financial strength and flexibility; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Progenics’ and Lantheus’ plans, estimates or expectations could include, but are not limited to: (i) Progenics or Lantheus may be unable to obtain stockholder approval as required for the merger; (ii) conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Progenics or Lantheus to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Progenics or Lantheus does business, or on Progenics’ or Lantheus’ operating results and business generally; (v) Progenics’ or Lantheus’ respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Progenics or Lantheus may be adversely affected by other economic, business, and/or competitive factors, including the ongoing COVID-19 pandemic; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (x) the risk that Progenics or Lantheus may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (xi) risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, competitive and technological changes; (xiii) expectations for future clinical trials, the timing and potential outcomes of clinical studies and interactions with regulatory authorities; and (xiv) other risks to the consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Progenics and Lantheus are set forth in their respective filings with the SEC, including each of Progenics’ and Lantheus’ most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Progenics and Lantheus file from time to time with the SEC. The forward-looking statements in this document speak only as of the date of these materials. Except as required by law, Progenics and Lantheus assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ David W. Mims
David W. Mims
Interim Chief Executive Officer and Interim Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Date: June 8, 2020